(logo)NORWEST BANKS                               Norwest Bank Minnesota, N. A.
                                                  11000 Broken Land Parkway
                                                  Columbia, Maryland 21044-3562
                                                  410/884-2000

April 30, 1997



First Bank National Association
First Trust Center
180 East Fifth Street, Suite 200
St. Paul, MN 55101
Atten: Ms. Arlene Kosek

RE: ANNUAL STATEMENT AS TO COMPLIANCE FOR NORWEST ASSET SECURITIES CORPORATION, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-4


Dear Ms. Kosek:



Per Section 3.05 of the Pooling and Servicing Agreement, dated as of August 27, 1996, the undersigned Officer of Norwest Bank Minnesota, N.A. hereby certifies the following for the 1996 calendar year or portion thereof:



(a) That such Officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under such Agreement;

(b) That to the best of such Officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under each such Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof;

(c) That Norwest Bank Minnesota, N.A. has received from each Servicer any financial statements, officer's certificats, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Agreement; with the exception of any information contained in Exhibit A, if applicable and

(d) That to the best of such Officer's knowledge, based on such examination, each Servicer has performed and fulfilled its duties, responsibilities and obligations under its related Agreement in all material respects throughout such year, or, if there has been a default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, with the exception of the information contained in Exhibit A, if applicable.

Certified By:                                            Certified By:


/s/Christine A. Tincher                               /s/William P. Walther, Jr.
Christine A. Tincher                                  William P. Walther, Jr.
Vice President                                        Assistant Secretary

April 30, 1997                                        April 30, 1997
Date                                                  Date

Enclosure: Exhibit A



430\FIRSTBNK\MERGE1-B\21-6\NASCOR96-4.DOC





                                   EXHIBIT A
(for Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 1996-4)

The following MARKED information has not been received by Norwest Bank Minnesota, N.A.



     SERVICER         FINANCIALS    USAP    OFFICER'S        E&O     FIDELITY
                                           CERTIFICATE    INSURANCE    BOND
First Union                          x                     2/l/98    6/01/97